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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              --------------------

                              PURCHASEPRO.COM, INC.
             (Exact name of registrant as specified in its charter)

            Nevada                                     88-0385401
   (State or other jurisdiction of                 (I.R.S. Employer
    incorporation or organization)                 Identification No.)

                            7690 West Cheyenne Avenue
                               Las Vegas, NV 89129
                    (Address of principal executive offices)


                              PurchasePro.com, Inc.
                         Supplemental Stock Option Plan
                            (Full title of the plans)


                               Richard L. Clemmer
 Vice Chairman of the Board of Directors, Chief Executive Officer, President and
                         Acting Chief Financial Officer
                              PurchasePro.com, Inc.
                            7690 West Cheyenne Avenue
                               Las Vegas, NV 89129
                     (Name and address of agent for service)

                                 (702) 316-7000
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                                 General Counsel
                            7690 West Cheyenne Avenue
                               Las Vegas, NV 89129
                                 (702) 316-7000


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

                                  CALCULATION OF REGISTRATION FEE
==========================================================================================================
Title of Securities     Amount To Be          Proposed Maximum     Proposed              Amount of
To Be Registered        Registered (1)        Offering Price Per   Maximum Aggregate     Registration Fee
                                              Share (2)            Offering Price (2)
SUPPLEMENTAL STOCK      1,000,000 shares      $0.69                $690,000              $172.50
OPTION PLAN:
------------------
Common Stock, par
value $.01 per share



The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933, as amended (the "Securities Act of 1933").

FN:

(1) This Registration Statement shall also cover any additional shares of Registrant's Common Stock which become issuable under the Supplemental Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without Registrant's receipt of consideration and which results in an increase in the number of Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) and (c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low price of a share of the Common Stock of PurchasePro.com, Inc. (the "Registrant") as reported on the Nasdaq National Market on September 10, 2001.


                                       2
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PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8.

                       WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document we have on file at the SEC's public reference rooms in Washington, DC, New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0300 for further information about the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.


PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following additional documents, which have been filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in and made a part of this Registration Statement:

         (a) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act of 1934");

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-1, filed on June 8, 1999, and the Registrant's Registration Statement on Form 8-A , filed on June 22, 1999, and any amendment or report filed for the purpose of updating any such description.

         In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document which also is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


                                       3
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You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

         PurchasePro.com, Inc.
         7690 West Cheyenne Avenue
         Las Vegas, NV 89129
         Attn:  Secretary
         (702) 316-7000


Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         Sections 78.7502 and 78.751 of the Nevada General Corporation Law provide for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Article Sixth of our Amended and Restated Articles of Incorporation (filed as Exhibit 3.1(i) to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1999 and incorporated herein by reference) provides for indemnification of our directors, officers, employees and other agents to the extent and under the circumstances permitted by Sections 78.7502 and 78.751 of the Nevada General Corporation Law. We have also entered into agreements with our directors and officers that will require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent permitted by law.

Item 7. Exemption From Registration Claimed.

         Not applicable.


                                       4
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Item 8.  Exhibits.

         Exhibit Number
         --------------

         4.1 Instruments defining the rights of stockholders. Reference is made to our Form 8-A registration statement filed on June 22, 1999 (incorporated into this Registration Statement by reference), our Amended and Restated Articles of Incorporation (filed as Exhibit 3.1(i) to our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1999 and incorporated herein by reference) and our Bylaws (filed as
                  Exhibit 3.1(ii) to our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1999 and incorporated herein by reference).

         4.2      Form of Common Stock Certificate *

         5.1 Opinion and Consent regarding legality of the securities being offered

         23.1 Consent of Sklar Warren Conway & Williams LLP (contained in Exhibit 5.1)

         23.2     Consent of Arthur Andersen LLP, independent auditors

         24.1     Powers of Attorney (see Page 7 of Registration Statement)

         99.1     PurchasePro.com, Inc. Supplemental Stock Option Plan

                * Incorporated by reference from the Company's
                  Registration Statement on Form S-1 (No. 333-80165).

Item 9.  Undertakings.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration


                                       5
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         Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                                       6
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SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on the 12th day of September, 2001.

 PURCHASEPRO.COM, INC.

By       /s/ Richard L. Clemmer
         ----------------------
         Richard L. Clemmer
         Vice Chairman of the Board of Directors, Chief Executive Officer, President and Acting Chief Financial Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard L. Clemmer and Scott E. Wiegand, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                   Name                                        Title                                      Date
                   ----                                        -----                                      ----

       /s/ Richard L. Clemmer                    Vice Chairman of the Board of                       September 12, 2001
------------------------------------             Directors, Chief Executive
           Richard L. Clemmer                    Officer, President and Acting
                                                 Chief Financial Officer


          /s/ Allen Winder                       Executive Vice President and                        September 10, 2001
------------------------------------             Chief Operating Officer
            Allen Winder


         /s/ JOHN G. CHILES                      Director                                            August 27, 2001
------------------------------------
           John G. Chiles



                                       7
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


       /s/ MICHAEL D. O'BRIEN                    Director                                            August 27, 2001
------------------------------------
         Michael D. O'Brien


      /s/ MARTHA LAYNE COLLINS                   Director                                            August 27, 2001
------------------------------------
        Martha Layne Collins


        /s/ R. TODD BRADLEY                      Chairman of the Board                               August 27, 2001
------------------------------------             of Directors
          R. Todd Bradley



                                       8
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                                INDEX TO EXHIBITS

         4.1 Instruments defining the rights of stockholders. Reference is made to our Form 8-A registration statement filed on June 22, 1999 (incorporated into this Registration Statement by reference), our Amended and Restated Articles of Incorporation (filed as Exhibit 3.1(i) to our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1999 and incorporated herein by reference) and our Bylaws (filed as
                  Exhibit 3.1(ii) to our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1999 and incorporated herein by reference).

         4.2      Form of Common Stock Certificate *

         5.1 Opinion and Consent regarding legality of the securities being offered

         23.1 Consent of Sklar Warren Conway & Williams LLP (contained in Exhibit 5.1)

         23.2     Consent of Arthur Andersen LLP, independent auditors

         24.1     Powers of Attorney (see Page 7 of Registration Statement)

         99.1     PurchasePro.com, Inc. Supplemental Stock Option Plan

                * Incorporated by reference from the Company's Registration
                  Statement on Form S-1 (No. 333-80165).